Exhibit 10.14

LOAN AGREEMENT

Made and entered into on the 11th day of September, 2000

By and between:

CARD GUARD SCIENTIFIC SURVIVAL LTD.
(Hereinafter referred to as CG)
Party of the first part

And

CARD GUARD TECHNOLOGIES, INC.
(Hereinafter referred to as the “Company”)
Party of the second part,

Whereas: CG intends to make a loan in the aggregate principal amount of USD $2,000,000 to the Company (the “Loan”); and

Whereas: The parties desire to set forth the terms applicable to the loan,

Now, therefore, the parties have agreed as follows:

1. Preamble

The preamble to this Agreement constitutes an integral part hereof.

2. The Loan

CG hereby makes a Loan in the aggregate principal amount of USD $2,000,000 to the Company, and the company agrees to accept the Loan under the terms and conditions set forth herein.

3. Loan’s Period

The entire principal of the Loan shall be repaid by the Company to CG 5 (five) years from the date herein. Notwithstanding the forgoing, in the event that the Company does not repay the Loan at the end of the 5 years period, the Loan will automatically be renewed for the additional 5 years period with the same terms as those stated

herein. The principal balance of the Loan and all accrued interest may be prepaid at anytime without penalty.

4. Interest Rate

The Loan shall bear interest at an annual rate of 8.5 percent (%). Each year on January 1st new rate will be established as follows;

•       In case that the LIBOR rate for 6 months (currently 6.375%) will change more than two (2) percents, the new rate shall be 8.5 percents + the actual change in the LIBOR rate.

•          In case that the LIBOR rate for 6 months will change less than two (2) percents from the current rate, the new rate will remain 8.5 percents.

Interest shall be accrued and compounded on a monthly basis. The entire Loan proceeds and accrued interest shall become due and payable at the term of the Loan.

5. Events of Default and Acceleration

If any of the following events occur, the Lender may, at its option, declare all amounts owed to it hereunder to be immediately due and payable:

(a)                     if the Borrower shall fail to pay any principal when due;

(b)                    if any statement, representation or warranty made or given in this Agreement shall, at any time, be breached, or shall be or be found to have been untrue or incorrect in a material respect when given or deemed given;

(c)                     if the Borrower makes an assignment for the benefit of its creditors, or shall generally fail to pay its debts when due or shall be adjudicated insolvent or bankrupt or if these is commenced against the Borrower any proceedings under any bankruptcy or similar; or

(d)                    if the Borrower shall default in the performance of or compliance with any other term, condition or covenant contained in the Agreement and such default shall not have been remedied within five days after receipt of written notice thereof by the Borrower.

6. Entire Agreement

This Agreement embodies the entire understanding between the parties with respect to the Loan. No modifications shall be effective unless made in writing and signed by the parties.

WITNESS the signatures of the parties on the date set forth above.

/s/ [ILLEGIBLE]
CARD GUARD SCIENTIFIC SURVIVAL LTD.

/s/ [ILLEGIBLE]
CARD GUARD TECHNOLOGIES, INC.